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                                                                    EXHIBIT 3(b)

                                    BY-LAWS

                                       OF

                             GENERAL RE CORPORATION

                                   AS AMENDED

                               SEPTEMBER 13, 1995
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                                    BY-LAWS

                                       OF

                             GENERAL RE CORPORATION


                                   ARTICLE I

                            Meetings of Stockholders

                 Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

                 Section 1.2 Special Meetings. Except as otherwise provided in Article VII of the Certificate of Incorporation of the Corporation, special meetings of the stockholders for any proper purpose or purposes may be called only by the Board of Directors, pursuant to a resolution adopted by the Board of Directors, to be held on such date and at such time and place within or without the State of Delaware as the Board of Directors shall direct.

                 Section 1.3 Notice of Meeting. Written notice, signed by the Chairman of the Board, the President, or the Secretary or an Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be given either personally or by mail, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

                 Section 1.4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where provided otherwise by statute.

                 Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.


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                   Section 1.6  Voting.  Directors shall be chosen in
accordance with Section 2.2 hereof, and, except where otherwise provided by statute, the Certificate of Incorporation of the Corporation, or these By-laws, all other questions shall be determined by a majority of the votes cast on such question.

                   Section 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such Proxy to act, shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney.

                   Section 1.8 Judges of Election. The Board of Directors may appoint Judges of Election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the Judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

                 Section 1.9. Shareholder Proposed Business at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.9.

                 In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                 To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the seventh (7th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                 To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting


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(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                 No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.9, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.9 shall be deemed to preclude
discussion by any stockholder of any such business.   If the presiding officer
of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


                                   ARTICLE II

                               Board of Directors

                   Section 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall not be less than nine (9) nor more than twenty-one (21) and shall be established from time to time by the affirmative vote of (i) a majority of the directors in office at the time of such vote, or (ii) the holders of 60% in interest of the outstanding Voting Shares (as defined in the Certificate of Incorporation of the Corporation) of the Corporation (considered for this purpose as one class) including the holders of 60% in interest of the outstanding Voting Shares of the Corporation held by persons other than an Interested Stockholder (as defined in the Certificate of Incorporation of the Corporation). When the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as equal in number as possible, provided, however, that no reduction in the number of directors shall have the effect of shortening the term of any incumbent director.

                   Section 2.2 Term of Office. Directors shall be classified by dividing them into three classes, each consisting as nearly as possible of an equal number of members. At each annual meeting of stockholders, one class of directors shall be elected by a majority of the votes cast to hold office for a term of three years, and until their successors are elected or until the earliest of the following:


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                   (a) The Annual Meeting of Stockholders next following the
                       individual Director's 72nd birthday;

                   (b) Resignation in accordance with Section 2.7 hereof;

                   (c) Removal in accordance with Section 2.8 hereof; or

                   (d) Ineligibility in accordance with Section 2.10 hereof.

                   Section 2.3 Chairman of the Board of Directors. At the first meeting of the Board of Directors at which a quorum thereof shall be present after the election of Directors at the annual meeting of stockholders, a Chairman of the Board of Directors shall be elected from the members thereof by a vote of the majority of those directors present. The term of the Chairman of the Board of Directors shall be for one year except that he shall serve until his successor has been duly elected and qualified.

                   The Chairman of the Board may be removed from the Chairmanship at any time, either with or without cause, by a vote of a majority of all the directors then in office. Such removal shall not affect his status as a member of the Board.

                   The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. By virtue of his office he shall be a member of the Executive and Finance Committees. He shall make reports to the directors and stockholders and shall perform all such other duties as are incident to his office or required of him by the Board of Directors and by the Executive and Finance Committees.

                   Section 2.4 Vacancies and Additional Directorships. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation of the Corporation with respect to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to select directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until his resignation under
Section 2.7 hereof or his death, or his removal under the provisions of Section
2.8 hereof, or his ineligibility under the provisions of Section 2.10 hereof.

                   Section 2.5 Meetings. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other


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business as may properly come before the meeting, within sixty (60) days after each annual election of directors.

                   The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

                   Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or any two (2) directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, radio or cable, telephoned or delivered to him personally, not later than two (2) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-laws, need not state the purposes thereof.

                   Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram, radio or cable.

                   Section 2.6 Quorum. One-third of the total number of members of the Board of Directors as constituted from time to time, but not less than five (5), shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation of the Corporation or by these By-laws.

                   Section 2.7 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                   Section 2.8 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors including the Chairman of the Board may be removed from office pursuant to Article VI


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of the Certificate of Incorporation of the Corporation.  At such meeting a successor or successors may be elected in the manner provided in Section 1.6 or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.4.

                   Section 2.9 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

                   Section 2.10 Eligibility. No person shall be eligible to hold the office of Director before he has attained the age of 21 years.

                   Any employee of the Corporation or of any affiliated corporation who also serves as a Director will cease to be a Director if he ceases to be an employee after May 1, 1984.

                   Such an employee Director shall be ineligible to serve as a Director after the termination of his employment except in the case of the Chief Executive Officer who shall become ineligible upon the second anniversary of the termination of his employment as Chief Executive Officer.

                   Section 2.11 Nomination of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by him not less than sixty (60) days nor more than ninety (90) days prior to any meeting of the stockholders called for the purpose of electing directors; provided, however, that if less than thirty-five
(35) days' notice of the meeting is given to the stockholders, such nomination shall have been mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class of stock of the Corporation which are beneficially owned by each such nominee and by the nominating stockholder, and
(iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if so


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elected.  No person shall be eligible for election as a director of the
Corporation unless nominated in accordance with the procedures set forth herein.

                   The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                   Section 2.12 Election by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms applicable thereto, and such directors so elected shall not be divided into classes pursuant to these By-laws unless expressly provided by such terms.

                                  ARTICLE III

                            Committees of the Board

                   Section 3.1 Committees. The Board of Directors shall have power to constitute and appoint such committees from their members as in its judgment may be advantageous or desirable for the transaction of the business of the Corporation. The Board shall delineate the functions and authority of each committee, provided, however, that such committees shall have no power to amend these by-laws or to alter the number of directors. Said Committees may adopt their own rules of procedure, elect their own respective Chairman, and may hold their respective meetings at such times and at such place or places as they may find convenient.


                   Section 3.2 Removal. Any member of any Committee may be removed at any time by the Board of Directors with or without cause.

                   Section 3.3 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

                    Section 4.1 Election. The Board of Directors shall elect a Chairman of the Board, a President, a Treasurer and a Secretary and may elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and a Comptroller. Such officers


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shall be elected at the next regular meeting of the Board of Directors after the annual meeting of the stockholders and shall perform such duties as may be designated by these By-laws or by the Board of Directors. The Board of Directors may also elect from its membership one or more directors to serve as Vice-Chairman.

                 All elected officers shall hold office for one year and until their successors shall be elected and qualified or until their death, resignation or removal. One person may hold more than one office except that the offices of Chairman of the Board and Secretary or President and Secretary may not be held by the same person. A vacancy in any office may be filled for the unexpired term by the Board of Directors or by the Executive Committee at any regular meeting or at any special meeting of either the Board of Directors or the Executive Committee called for that purpose. The Chairman of the Board shall be a director, but the other officers need not be directors. Either the Chairman of the Board or the President shall be designated Chief Executive Officer. The Chief Executive Officer may from time to time appoint other officers who shall hold office at his pleasure and who shall perform such duties as he may designate. Whenever in these By-laws the term Secretary shall be used, it shall be deemed to apply to the elected Secretary unless the context shall clearly otherwise indicate.

                 Section 4.2 Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders. By virtue of his office he shall be a member of the Executive and Finance Committees. He shall make reports to the stockholders and shall perform such other duties as shall be required of him by the Board of Directors and by the Executive and Finance Committees.

                 Section 4.3 Chairman of the Board. The Chairman of the Board shall be an executive officer and shall perform such duties as shall be required of him by the Chief Executive Officer.

                 Section 4.4 President. The President shall be subject to the direction and supervision of the Chief Executive Officer, exercise general supervision with respect to the operations of the Corporation and perform such duties as shall be required of him by the Chief Executive Officer.

                 Section 4.5 Vice Chairman. The Vice Chairman shall be an executive officer of the Corporation and shall perform such duties as shall be required of him by the Chief Executive Officer.

                 Section 4.6 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents and each of them, shall aid the Chief Executive Officer and the President in their duties and advise with them regarding the general interests of the Corporation, and shall perform all such other duties as are incident to the office of Executive Vice President, Senior Vice President or Vice President or required of them by the Chief Executive
Officer or the President. In the absence or incapacity of the Chief Executive

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Officer, the President, and the Vice Chairman, the Board of Directors or the
Executive Committee shall designate one of the Executive Vice Presidents, Senior Vice Presidents or Vice Presidents who shall discharge the duties of the President with the same force and effect as if performed by the President.

                 Section 4.7 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, directors and committees, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect to do so any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the President, or by the directors upon whose requisition the meeting is called as provided in these By-laws. He shall record or cause to be recorded all proceedings of the meetings of the stockholders and of the directors, and of the various committees. He shall have custody of the corporate seal, and shall affix the same to all instruments requiring it when authorized by the Board of Directors, the Chief Executive Officer, the President or the Executive Committee. He shall perform such other duties as may be assigned to him from time to time by the Chief Executive Officer or the President. If any Assistant Secretaries are appointed pursuant to the provisions of Article IV, Section 4.1 of these By-laws, such Assistant Secretaries shall have the power to perform any or all of the duties of the elected Secretary and their actions in so doing shall be binding on the Corporation. They shall in addition perform such duties as may be assigned to them from time to time by the Chief Executive Officer or President.

                 Section 4.8 Treasurer. Subject to the authority and control of the Board of Directors or of the Chairman of the Board, the Treasurer shall have supervision of the custody of the funds of the Corporation, and of all bonds, mortgages, notes, securities and other effects of the Corporation, and shall deposit the same or cause the same to be deposited to the account of the Corporation in such depositories as may be designated by the Board of Directors or the Executive Committee. He shall have charge of the books of account and the accounting records and statements of the Corporation with respect to all of its business and affairs. He shall perform such other duties as may be assigned to him from time to time by the Chief Executive Officer or the President.

                 Section 4.9 Removal. Any officer specifically elected pursuant to the provisions of Section 4.1 may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.1 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

                 Section 4.10 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.


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                                   ARTICLE V
          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

                 Section 5.1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or is or was an agent of the Corporation whose contract specifies that he is entitled to indemnification under these By-laws, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or
proceedings, had no reasonable cause to believe his conduct was unlawful.   The
termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                   Section 5.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or is or was an agent of the Corporation whose contract specifies that he is entitled to indemnification under these By-laws, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                   Section 5.3 To the extent that such director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or 5.2, or in defense of any claim, issue or matter


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therein, he shall be indemnified against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection therewith.

                   Section 5.4 Any indemnification under Sections 5.1 or 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.1 and 5.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                   Section 5.5 Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in these By-laws.

                   Section 5.6 The indemnification and advancement of expenses provided by or granted pursuant to the other sections of these By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                   Section 5.7 The Corporation, when authorized by the Board of Directors, shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-laws.

                   Section 5.8 The indemnification and advancement of expenses provided by, or granted pursuant to, these By-laws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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                                   ARTICLE VI

                    Execution of Instruments and Deposit of
                                Corporate Funds

                   Section 6.1 Execution of Instruments Generally. The Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

                   Section 6.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

                   Section 6.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

                   Section 6.4 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.


                                  ARTICLE VII

                                  Record Dates

                   Section 7.1 In order that the Corporation may determine the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a


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meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                  ARTICLE VIII

                                 Corporate Seal

                   Section 8.1 The Corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.


                                   ARTICLE IX

                                  Fiscal Year

  Section 9.1  The fiscal year of the Corporation shall be the calendar year.


                                   ARTICLE X

                                   Amendments

                   Section 10. 1 Except as otherwise provided in this Section 10.1, all By-laws of the Corporation may be amended, altered or repealed and new By-laws may be made by the affirmative vote of at least a majority of the Board of Directors (including, in the event there exists an Interested Stockholder, a majority of Continuing Directors, as such terms are defined in the Certificate of Incorporation of the Corporation), cast at any regular or special meeting at which a quorum is present, or by the affirmative vote of such sufficient proportion of stockholders, cast at any special or annual meeting of stockholders, at which a quorum is present, provided in Article XII of the Certificate of Incorporation of the Corporation. Notwithstanding the foregoing, the provisions of Section 1.2, Section 2.1, Section 2.2, Section 2.4, Section 2.11 or this Section 10.1 of these By-laws shall not be amended, altered or repealed, nor shall any new provision inconsistent therewith be adopted, except by the affirmative vote of such sufficient proportion of stockholders, cast at any special or annual meeting of stockholders, at


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
which a quorum is present, provided in Article XII of the Certificate of Incorporation of the Corporation.


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